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                                                                      EXHIBIT 32


    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Intrepid Technology & Resources, Inc., (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Dr. Dennis D. Keiser, Chief Executive Officer and Dr. Jacob D. Dustin, Vice-President, Secretary and Treasurer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: November 13, 2003


/s/ Dr. Dennis D. Keiser
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Dennis D. Keiser
President and Chief Executive Officer


Dated: November 13, 2003


/s/ Dr. Jacob D. Dustin
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Jacob D. Dustin
Vice President, Secretary, and Treasurer